                                                                EXHIBIT 10.6.66


                 CABLE TELEVISION FRANCHISE TRANSFER AGREEMENT

                                     AMONG

                      CABLEVISION OF MANASSAS PARK, INC.,

                    JONES COMMUNICATIONS OF VIRGINIA, INC.,

                           JONES CABLE HOLDINGS, INC.

                                      AND

                      THE CITY OF MANASSAS PARK, VIRGINIA

                 CABLE TELEVISION FRANCHISE TRANSFER AGREEMENT

     This Cable Television Franchise Transfer Agreement ("Agreement") is made this 19th day of December, 1995 among CABLEVISION OF MANASSAS PARK, INC. ("Transferor"), a Virginia corporation, JONES COMMUNICATIONS OF VIRGINIA, INC., a Colorado corporation, registered to do business in Virginia, ("Transferee"), and JONES CABLE HOLDINGS, INC., a Colorado corporation registered to do business in Virginia ("Guarantor"), and THE CITY OF MANASSAS PARK, VIRGINIA, a Virginia municipal corporation, (the "City"). The Transferor and Transferee are sometimes collectively referred to herein as "the Companies".

                             W I T N E S S E T H :

     WHEREAS, the City granted a non-exclusive franchise (the "Franchise"), for a term of fifteen (15) years beginning on May 16, 1983 (the "Franchise Term"), to the Transferor to construct, operate, maintain and use a cable television system in the City pursuant to: Chapter 7.5 of the Code of the City of Manassas Park, Virginia (the "Cable Television Regulations"); City of Manassas Park, Virginia Ordinance No. 83-1700-219, adopted on May 3, 1983 (the "Franchise Ordinance"); a Franchise Agreement between Cablevision of Manassas Park, Inc. and the City of Manassas Park, Virginia dated may 16, 1983, together with amendments thereto between such parties dated June 1986 and November 1, 1994 (jointly the "Franchise Agreement"); and An Application For Cable Television System Franchise Rights For the City of Manassas Park, Virginia, submitted to the City by Cablevision of Manassas Park, Inc., dated September 27, 1982, with exhibits (the "Proposal"). The Cable Television Regulations, Franchise Ordinance, Franchise Agreement, and the Proposal are jointly referred to as the "Franchise Documents"; and

     WHEREAS, pursuant to the Franchise Documents, since May 16, 1983, the Transferor has held a cable television franchise to serve subscribers in the City and in surrounding jurisdictions through the Transferor's cable television system (the "System"); and

     WHEREAS, the Transferor desires to transfer the Franchise and sell the System to the Transferee (the "Transfer") in accordance with a certain Asset Purchase Agreement Between Cablevision of Manassas Park, Inc. and Jones Intercable, Inc., dated May 31, 1995 (the "Purchase Agreement"), which Purchase Agreement was thereafter assigned to, and assumed by, the Transferee by Assignment and Assumption Agreement between Jones Intercable, Inc. and the Transferee dated September 1, 1995 (the "Assignment and Assumption Agreement"); and

     WHEREAS, the Transferee desires to pledge, mortgage, hypothecate or otherwise transfer an interest in the System exceeding seventy five percent (75%) of the fair market value of the property of the System; and

     WHEREAS, the Franchise is scheduled to expire on May 15, 1998 and the City is expected, in the near future, to begin considering whether to renew the Franchise; and

     WHEREAS, the Franchise Documents provide that the Franchise shall neither be assigned nor transferred without the consent of the Governing Body of the City of Manassas Park, Virginia (the "Governing Body"); and

     WHEREAS, the Cable Television Regulations further provide that the Franchisee shall not pledge, mortgage, hypothecate or otherwise transfer an interest in the System, exceeding seventy five percent (75%) of the fair market value of the property of the System without the consent of the Governing Body; and

     WHEREAS, on September 25, 1995, the Companies (the Transferee by its former name, Jones Intercable of Alexandria, Inc.) jointly submitted to the City an application on Federal Communications Commission ("FCC") Form No. 394, dated September 22, 1995 (the "Transfer Application"), requesting that the City acknowledge notice of, and approve, the Transfer; and

     WHEREAS, the City has reviewed the Transfer Application and has examined the financial responsibility, technical expertise, legal and other qualifications of the Transferee in accordance with applicable laws and as permitted by the Franchise Documents; and

     WHEREAS, under Section 617 of the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, 106 Stat. 1460 (1992), the City is authorized to determine whether to approve the request for the Transfer; and

     WHEREAS, based on such review and examination, the Governing Body, after having considered this matter and after having held a public hearing thereon, is willing to grant its consent to the requested Transfer of the Franchise from the Transferor to the

Transferee for the remainder of the Franchise term, subject to the agreement of the Companies to perform various terms and conditions required by the Franchise Documents and necessary to protect the public interest; and

     WHEREAS, the Governing Body is further willing to grant its consent for the Transferee to pledge, mortgage, hypothecate or otherwise transfer an interest in the System, exceeding seventy five percent (75%) of the fair market value of the Property of the System, subject to certain conditions; and

     WHEREAS, the Companies are willing to agree to, and be bound by, the terms and conditions provided in this Agreement; and

     WHEREAS, the Governing Body, after due advertisement and after a full public hearing, has enacted an ordinance (the "Transfer Ordinance") granting approval of the proposed transfer and consenting to the proposed pledge, mortgage or hypothecation of a portion of the Property of the System, which approval and consent are subject to various conditions, including the condition that the Companies enter into this Agreement;

     NOW, THEREFORE, in consideration of the sum of ten dollars ($10.00), the consent to transfer the Franchise, the mutual covenants set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.  Acceptance of Franchise Obligations.

     1.1 Acceptance. The Transferee hereby accepts, acknowledges and agrees to perform all of the commitments, duties and obligations, present, continuing and future, of the Franchisee and the Grantee as defined in the Franchise Documents.

     1.2 Compliance with Franchise. The Transferee agrees to comply fully with all of the provisions, terms, and conditions set forth in the Franchise Documents, the Transfer Ordinance, this Agreement, and all applicable federal, state and local laws, including all amendments thereto. The Transferee agrees to take all necessary steps to ensure such compliance, notwithstanding conflicting provisions in any other agreements to which the Transferee is or may be a party.

     1.3 Filing of Documents. The Companies agree to file with the City Manager, within thirty (30) days of the transfer or assignment, executed copies of all bills of sale or similar documents as required by Section 7.5-8 of the Cable Television Regulations.

     1.4 Assumption of Obligations. The Transferee agrees that all acts and omissions of Transferor occurring before the effective date of the Governing Body's consent to the Transfer and relating to the obligations of the Transferor under the Franchise Documents shall be deemed to be the acts and omissions of the Transferee. The Transferee hereby assumes liability for all such acts and omissions, known and unknown, and for all of the Transferor's previously accrued, but unfulfilled, obligations to the City under the Franchise Documents. The Companies acknowledge that each of them received a copy of the letter from Mr. Frank McDonough, the City Manager, to Mr. R. Calvin Sutliff, Jr., President of Cablevision of Manassas Park, Inc., and to Mr. Samuel Eddy, General Manager of Cablevision of Manassas Park, Inc., dated November 7, 1995 (the "Notice Letter"). A copy of the Notice Letter is attached and incorporated as Attachment A. The items described in the Notice Letter have been resolved to the satisfaction of the City or have been addressed in paragraph 3.5 of this Agreement.

     1.5 City's Reliance Upon Companies' Representations. The Companies acknowledge and agree that the City consents to the Transfer of the System and consents to the pledge, mortgage, hypothecation or transfer of an interest in the System, in reliance upon the representations made in the Transfer Application, in this Agreement, and in the information provided by the Companies set forth in a list of documents, which list is attached and incorporated as Attachment B. The Companies' representations contained in the documents listed in Attachment B are material to the Franchise and constitute a material inducement to the City for the City's consent to the Transfer. The Companies hereby covenant that the Companies' representations in the documents listed in Attachment B are complete, true, and accurate. Any material misrepresentations, fraud or deceit by the Companies upon the City contained in Attachment B may result in the revocation of the Franchise.

Section 2.  No Waiver.

     2.1 Investigation of Transferee's Qualifications. The approval and consent given by the Governing Body in this Agreement and in the Transfer Ordinance are made without prejudice to, or waiver of, the City's right to fully investigate and consider the Transferee's financial, technical and legal qualifications and any other relevant considerations during any franchise renewal process. The Transferee acknowledges that it acquires no right to, or expectancy of, renewal of the Franchise solely by virtue of this Agreement.

     2.2 Transferor's Defaults. At no time after the Governing Body's approval and consent to the Transfer, particularly during any franchise renewal process, will the Companies contend, directly or indirectly, that the City is barred, by reason of the Transfer, from considering or raising claims based upon Transferor's defaults, its failure to provide reasonable service in light of the community's needs, or its failure to comply with the terms and conditions of the Franchise Documents or with applicable law, provided, however, that the City shall reasonably consider the extent to which the Transferee has corrected or improved upon any such defaults, deficiencies, or failures of performance in determining whether any default has been cured.

     2.3 Transferee's Compliance. By entering into this Agreement, the City does not waive any of its rights with respect to the Transferee's compliance with the terms, conditions, requirements and obligations set forth in the Franchise Documents and in the applicable law.

Section 3.  Fees, Insurance, Bonds, and obligations.

     3.1 Application and Acceptance Fees. The Transferor and the Transferee have agreed that, upon execution of this Agreement, the Transferor shall pay to the City on behalf of the Transferee the application and acceptance fees required by Section 7.5-46 of the Cable Television Regulations.

     3.2 Performance and Bond. Upon execution of this Agreement, the Transferee shall obtain, and shall maintain throughout the remainder of the Franchise term, the liability and copyright infringement insurance
         required by, and in    strict accordance with, Section 7.5-47 of the
         Cable Television Regulations.

         The policy or policies and certificates therefor shall be filed by the Transferee with the City Manager within thirty (30) days after the execution of this Agreement.

     3.3 Security Fund. The security fund required by Section 7.5-48 of the Cable Television Regulations, which has been deposited by the Transferor, will remain on deposit with the City Treasurer for the term of the Franchise. So long as such amount remains on deposit, the Transferee will be deemed to have fulfilled its obligations under
         Section 7.5-48 of the Cable Television Regulations to deposit such security fund with the City Treasurer.

     3.4 Obligation to Obtain Rights to Locate or Install Facilities. Transferee agrees to enter into all necessary agreements in forms acceptable to the City, not later than March 1, 1996, permitting the Transferee, its successors and assigns, to construct, install, operate, maintain, and remove cable television facilities in the designated easement in the areas and at the locations described in Section 3 of Attachment A.

     3.5. Transferee's Obligations.

          A. The Transferee shall meet the provisions of Section 7.5-40 of the Cable Television Regulations and all other provisions of the Franchise Documents regarding service requirements. In addition, the Transferee hereby agrees that the operation of the System shall meet or exceed the FCC standards contained in 47 CFR Part 76.309, entitled Customer Service Obligations, and the requirements of the Franchise Documents. Nothing in this paragraph shall relieve the Transferee from meeting its obligations under the Franchise Documents.

          B. By January 1, 1997, the Transferee shall inspect all subscriber drops in the City for compliance with the NEC and other applicable laws and regulations. For all drops which do not meet such Code, laws and regulations, the Transferee shall repair the drops, as needed, and provide to the City Manager quarterly written reports beginning on March 1, 1996, documenting such inspections and repairs.

          C. The Transferee shall use employees of the Transferee, and not independent contractors, to perform all System installation and all System maintenance, which is a Franchise requirement. Without waiving this requirement, upon a showing of business need and with prior written approval of the City Manager, the Transferee shall be permitted to use independent contractors on a limited basis, provided that all individuals performing installation and maintenance work on the System, whether employees of the Transferee or independent contractors, shall be properly supervised by the Transferee and shall have been certified, upon successful completion of the Transferee's Qualified Installer Program.

          D. Upon receipt of a customer complaint or a request for service from any person or entity indicating that any of the Transferee's cables on such customer's, person's or entity's property are buried at depths of less than 18 inches, the Transferee shall, weather permitting and subject to the completion of customary locating procedures, begin to bury the cable to a depth of at least 18 inches as soon as practicable but in any event no later than (i) within twenty four (24) hours after receipt of such notice if the affected cable presents a safety risk or (ii) otherwise within ten (10) business days after receipt of such notice, and shall complete the rebury promptly.

          E. The Transferee shall incorporate the customers of the System into its centralized computer billing system, which billing system is currently acceptable to the City. The City's acceptance of this billing system does not constitute a waiver by the City of any Franchise requirement.

          F. The Transferee shall submit to the City Engineer as-installed plans for System extensions within thirty (30) days after completion of each such extension.

          G. When the City approves plans for the construction of new public streets or facilities or for the installation of new grades and alignments of existing public streets or facilities, then the

             City will provide a copy of the approved plans to Transferee as soon as possible, but in no event more than ten (10) working days from the date of plan approval. At such time, the City shall also provide the Transferee with a schedule for completion of the relocation or placement of its facilities, which schedule shall provide a minimum of ten (10) working days for commencement by the Transferee of the relocation or placement of its facilities. The Transferee shall commence work on the relocation or placement of its facilities within ten (10) business days of receipt of the schedule or, if greater, within the number of days specified in the schedule, and shall complete construction promptly.

          H. The Transferee shall keep accurate records and, upon request, shall make available to the City for inspection, such records describing complaints received by the Transferee from subscribers and verifying the fact that each such complaint was investigated and acted upon by the Transferee as soon as possible, but no later than one business day after receipt, as required by Section 7.5-44(b) of the Cable Television Regulations.

          I. For all facilities and cables which are located outside of the boundaries of easements or in other locations where the Transferee has not obtained the legal right to locate such facilities and cable, the Transferee shall either obtain from the property owner or owners the legal right to locate such facilities and cable on such property, and promptly provide evidence of such legal right to the City Engineer, or relocate the facilities to property within which the Transferee has obtained the legal right to install such facilities and cable and provide evidence of such relocation to the City Engineer.

          J. The Transferee acknowledges that the Franchise Documents obligate the Franchisee to provide the following features or services. The City does not waive these or any other Franchise requirements and Transferee expressly binds itself to provide the following franchise obligations at any time, upon demand by the City, and during the period of time specified by the City:

             1. A System installed with full two-way operation, as described in the Franchise Documents;

             2. A System with two-way capability to allow the City School system to originate programming from any of the schools or administrative buildings, and a System with two outbound channels dedicated to school system use and two additional channels available for outbound use on a shared basis;

             3. A System with harmonically-related channelization ("HRC") using
                Scientific Atlanta equipment; and

             4. A System with 15 channels individually processed FM service using Catel equipment.

             The City does not presently intend to enforce the foregoing Franchise requirements during the remaining term of the Franchise. The City intends to consider the desirability of these and other requirements during the Franchise renewal process. Notwithstanding the provisions of subsection 2.2, above, the City will not treat as Franchise defaults any claim that the Transferor failed to comply with these requirements before the effective date of the transfer, nor will the City treat as Franchise defaults any claim that the Transferee failed to comply with these requirements after the effective date of the transfer for purposes of renewal determination unless the City requests that the Transferee satisfy such requirements during the remaining term of the Franchise and the Transferee fails to comply with such request within a reasonable time.

        3.6 Franchise Fees through the Effective Date of Transfer. The Transferor has paid to the City certain amounts in satisfaction of the Transferor's obligation under the Franchise Documents to pay franchise fees. The City and the Companies agree that no audit has been conducted of the franchise fees paid by the Transferor to the City and that, if such an audit were conducted, it may result in either: A. a refund by the City to the Transferor of overpaid franchise fees; B. a payment by the Transferor to the City of underpaid franchise fees; or C. neither a refund by the City nor a payment by the Transferor. In order to avoid any dispute about payment of these franchise fees through the effective date of the transfer, and in consideration of the covenants in this Agreement, the City and the Companies agree that they shall each forego the conducting of audits of the franchise fee payments through the effective date of the transfer, which audits are otherwise permitted by the Franchise Documents.

Section 4. Costs, No Adverse Effect on Rates.

     4.1 Payment of Transfer Costs. Notwithstanding anything to the contrary contained in the Franchise Documents, this Agreement or any previous Agreement, upon execution of this Agreement, Transferor agrees to pay to the City an amount not to exceed $65,000 inclusive of all application and acceptance fees required by sec. 7.5-46 of the Cable Television Regulations, which sum shall in addition defray all Transfer Costs incurred by the City, as those Transfer Costs are defined in a letter dated September 19, 1995 ("Letter Agreement"), from General Manager of Transferor to City Manager, a copy of which Letter Agreement is attached and incorporated as Attachment C. To the extent this provision is inconsistent with the Letter Agreement, this provision controls. In calculating the Transfer Costs to be paid by the Transferor to City, the City shall credit payments previously received from Transferor.

     4.2 None of the expenses incurred or amounts expended by the Companies to comply with this Agreement shall be passed through by the Companies to system subscribers in any form, or itemized on any subscriber bills, except as allowed under applicable federal law and regulations.

     4.3 No Adverse Effect on Rates.

          A. The Transferee hereby covenants and agrees that the Transfer of the System shall not cause, justify or require any increase in the rate base for the System allocable to basic service and/or equipment, other than as permitted under Federal law. The Transferee acknowledges that it is the intent of both Transferee and the City that all costs associated with the requirements of this Transfer do not provide any basis for increasing the amounts paid by subscribers through cost pass-throughs, as so called "external costs," or as new franchise requirements. Neither the consent process, nor any related Governing Body actions, nor the provisions of this Agreement provide any basis for increasing the rates or amounts paid by subscribers in any other manner.

          B. The Transferee agrees that the existing basic service rates shall remain in effect through June 1, 1996. In consideration of the covenants provided in this Agreement, the Transferee shall not raise its basic service rates for the System until such time as the Transferee is permitted (whether pursuant to the relevant franchise documents, federal, state or local law, or otherwise) to raise such rates and does in fact raise those rates, in the cable television system it owns serving the City of Manassas, Virginia (and any such increase in the basic service rates for the System shall not be any higher percentage than the percentage increase to the basic service rates for subscribers in the City of Manassas, which is simultaneously being implemented), except for adjustments for inflation or to reflect any change in the Transferee's external costs as defined by the FCC, and subject to any subsequent changes in the applicable laws or rules and regulations of the FCC.

          C. Consent herein granted for the Transfer is conditioned upon the acknowledgment by the Transferee, as indicated by its execution of this Agreement, that the existing interim "Cost-of-Service" Rules of the FCC establish a presumption that the inclusion of the acquisition costs and good will shall not be considered as reasonable costs to be included in the rate base for any request for rate increases.

          D. The Transferee shall maintain, and shall make available for inspection by the City in Transferee's offices, upon the City's request, all appraisals, studies, reports, and records regarding the allocation of the purchase price of the Transferor's System assets. Such appraisals, studies, reports and records shall be maintained by the Transferee in such a manner so that the City can determine the value of the Transferor's System assets with, and without, the allocation of the purchase price above net book value (allocation of the excess acquisition cost to the book value of the assets being acquired). Such appraisals, studies, reports and records shall be maintained so as to enable the City, at its sole discretion, to determine that no recovery of the excess purchase price is being sought in any cost of service showing.

Section 5. Representations and Warranties.

     5.1 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that: A. the execution and delivery of this Agreement do not contravene, result in a breach of, or constitute a default under, any contract or agreement to which Transferor is a party or by which Transferor may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which the Transferor is subject; B. the Transferor is a duly organized corporation, legally existing under the laws of Commonwealth of Virginia and is a corporation, in good standing, duly qualified to do business in the Commonwealth of Virginia; C. this Agreement, the Purchase Agreement and the Franchise Documents constitute legal, valid and binding obligations of the Transferor, enforceable in accordance with their terms; and D. the execution and delivery of, and performance under, this Agreement, the Purchase Agreement, and the Franchise Documents are within Transferor's power and authority without the joinder or consent of any other party, and have been duly authorized by all requisite action and are not in contravention of Transferor's charter, bylaws or other corporate organizational documents or of any indenture, agreement, or undertaking to which Transferor is a party or by which it is bound. The Transferor hereby indemnities and holds harmless the City, its elected and appointed officers, officials, employees, agents, contractors, and consultants against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys' fees) incurred as a result of: A.
         any representation or warranty made by Transferor in this Agreement which proves to be untrue or inaccurate in any material respect; B.
         the transfer of the Franchise from the Transferor to the Transferee, except for fees and costs associated with this Agreement; or C. any challenge to the validity of this Agreement by the Transferor.

     5.2 Representations and Warranties of the Transferee. The Transferee hereby represents and warrants that: A. the execution and delivery of this Agreement do not contravene, result in a breach of, or constitute a default under, any contract or agreement to which Transferee is a party or by which Transferee may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which the Transferee is subject; B. the Transferee is a duly organized corporation, and legally existing under the laws of the State of Colorado and is a corporation, in good standing, duly qualified to do business in the Commonwealth of Virginia; C. this Agreement, the Purchase Agreement, and the Franchise Documents constitute legal, valid and binding obligations of Transferee enforceable in accordance with their terms; and D. the execution and delivery of, and performance under, this Agreement, the Purchase Agreement, and the Franchise Documents are within Transferee's power and authority without the joinder or consent of any other party, and have been duly authorized by all requisite action and are not in contravention of Transferee's charter, bylaws or other corporate organizational documents or of any indenture, agreement, or undertaking to which Transferee is a party or by which it is bound. The Transferee hereby indemnifies and holds harmless the City, its elected and appointed officers, officials, employees, agents, contractors, and consultants against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys' fees) incurred as a result of: A. any representation or warranty made by Transferee in this Agreement which proves to be untrue or inaccurate in any material respect, or B. the transfer of the Franchise from the Transferor to the Transferee (except for fees and costs associated with this Agreement; C. Transferee's performance and implementation of the terms and conditions of this Agreement, except for fees and costs associated with this Agreement; or D. any challenge to the validity of this Agreement by the Transferee.

Section 6. Covenants of Transferee.

     6.1 Acceptance of Franchise. The Transferee covenants that it has carefully read the terms and conditions of the Franchise Documents, this Agreement and the Transfer Ordinance, and accepts all of such terms and conditions imposed by such Documents, Agreement and Ordinance and agrees to abide by the same. The Transferee further accepts the Franchise, agrees to fully comply with the Franchise Documents, this Agreement, and the Transfer Ordinance, agrees to assume the obligations and liabilities of the Franchise, and agrees to exercise the rights and privileges granted in the Franchise, upon and subject to the terms, provisions, conditions and limitations set forth in the documents described in this Subsection 6.1.

     6.2 Future Transfers. All future transfers or assignments of the Franchise and the System shall be subject to the review and approval of the Governing Body in accordance with federal, state and local law, and the Franchise Documents.

     6.3 Encumbrances. Notwithstanding any language to the contrary contained in the Purchase Agreement, Assignment and Assumption Agreement, and any other agreements to which any of the signatories to this Agreement are parties, the Transferee shall not further pledge, mortgage, hypothecate or otherwise encumber the Franchise, the System or any assets used in connection therewith without the prior written consent of the Governing Body, to the extent that such is required under, without limitation, Section 7.5-8 of the Cable Television Regulations.

     6.4 The City's approval of the Transferee's pledging, mortgaging, hypothecating or otherwise transferring an interest in an amount exceeding seventy five percent (75%) of the fair market value of the property of the System, is subject to the conditions that (A) the lender comply with the Franchise Documents, including but not limited to the lender's compliance with Section 7.5-8(c) of the Cable Television Regulations; and (B) the Transferee submit to the City Manager, for the City's prior approval, evidence satisfactory to the City that the lender has agreed to comply with the Franchise Documents, this Agreement and the Transfer Ordinance. The City's approval described in this section is further conditioned upon the Transferee obtaining, and delivering to the City Manager prior to the effective date of the Transfer, the written agreement of any lender, under Section 7.5-8(c) of the Cable Television Regulations, that it shall comply with the Franchise Documents if the lender were to foreclose on, or otherwise take control of, the System assets in the future. The failure of the Transferee to submit such documents to the City, or the failure of the lender to so agree, shall render null and void the City's consent to the Transferee's request to pledge, mortgage or hypothecate property of the System.

     6.5 The Companies agree that any mortgage, pledge, hypothecation, or lease of the System, or any portion thereof shall be subject and subordinate to the rights of the City under the Franchise Documents and other applicable law and that all documents regarding such mortgage, pledge, hypothecation, or lease of the System shall so state. Copies of such documents shall be delivered by the Transferee to the City upon the City's request.

Section 7. Acceptance of this Agreement.

     By accepting this Agreement A. the Transferee accepts, and agrees to comply with each provision of this Agreement and of the Franchise Documents; B. the Companies acknowledge, accept and will not challenge the City's right to consent to the Transfer pursuant to the Franchise Documents, and to enter into this Agreement; and C. the Companies agree that consent to the Transfer has been or will be granted pursuant to processes and procedures consistent with the applicable law, and that the Companies will not raise, and hereby expressly waive, insofar as such waiver is consistent with applicable law, all claims to the contrary and will indemnify and hold harmless the City, its officials, employees, agents and contractors, against all costs, claims, liability, judgments and expenses arising out of such claims raised by persons or entities not a party to this Agreement.

Section 8. Effect of Failure to Satisfy This Agreement.

     If either the Companies at any time fail to satisfy any of the conditions in this Agreement, or if either of the Companies violate any provision of this Agreement, then the City may, after giving the Companies fifteen (15) days written notice, declare the Governing Body's consent to the Transfer to be null and void and of no force and effect. If after the transfer, the Transferee fails to satisfy the conditions set forth in Subsections 3.4 and 3.5 of this Agreement, then the City may, without further cause and in its sole discretion, initiate the procedure to revoke the Franchise.

Section 9. Miscellaneous Provisions.

     9.1 Binding Agreement. This Agreement shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns, and the promises and obligations herein shall survive the effective date hereof.

     9.2 Guarantee of Transferee's Performance. As of the effective date of this Agreement and throughout its term, the Guarantor guarantees to the City the full and complete performance of the Transferee under the terms and conditions of this Agreement and the Franchise Documents. In consideration of the City consenting to the Transfer and consenting to the pledge, mortgage, hypothecation or lease of the System, the Guarantor agrees:

          A. To assure the prompt, satisfactory and continuous performance of the Franchise by the Transferee in accordance with all the terms and conditions of this Agreement and the Franchise Documents; and

          B. To pay to the City all damages, costs and expenses, including attorney's fees, that the City is entitled to recover from the Transferee under or in connection with the Franchise and the Franchise Documents by reason of Transferee's failure to perform adequately its obligations under this Agreement or as a result of any wrongful act; and

          C. To maintain the aforementioned guarantee for the full duration of the remainder of the Franchise Term under this Agreement, or until all claims by the City against the Transferee have been finally settled or resolved, whichever is later; and

          D. To make the Guarantor's obligations hereunder binding regardless of any modification, renewal, extension, waiver, or other change of any kind which may hereafter be made in the Franchise or in the Franchise Documents. Such guarantee shall not be affected by the City's failure to give timely notice of a default or modification under the Franchise to the Transferee or Guarantor.

     9.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia and all applicable federal and local laws.

     9.4 Severability and Enforceability. A determination in any judicial or administrative proceeding that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision. Upon any such determination, the parties shall enter into good faith negotiations with the intent of reaching an agreement that would place the City, the Companies and the subscribers substantially in the same position as if this Agreement were fully enforceable.

     9.5 Time of the Essence. In determining whether a party has complied with this Agreement, the parties agree that time is of the essence. If the Transfer of the Franchise and the System, as contemplated by this Agreement, have not been completed by March 1, 1996, and written notice thereof provided to the City by March 11, 1996, then this Agreement, and the consent to transfer the Franchise and the System shall be null and void and of no force and effect, except that the Transferee's and Guarantor's indemnification of the City shall remain in force and effect and shall survive the term of this Agreement.

     9.6 Counterparts. This document may be executed in multiple counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of, or accounting for, any other counterpart, and all separate counterparts shall constitute the same agreement.

     9.7 Captions. The captions and headings of this Agreement are for convenience and reference purposes only, and shall not affect in any way the meaning and interpretations of any provisions of this Agreement.

     9.8 Recitals. The recitals are hereby incorporated into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        TRANSFEROR:

                                        CABLEVISION OF MANASSAS PARK, INC.

                                        By: /s/  R. CALVIN SUTLIFF
                                            ------------------------------------
                                        Name: R. Calvin Sutliff
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

                                        Date: 12-19-95
                                              ----------------------------------

                                        TRANSFEREE:

                                        JONES COMMUNICATIONS OF VIRGINIA, INC.

                                        By: /s/  ELIZABETH STEELE
                                            ------------------------------------
                                        Name: Elizabeth Steele
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Date: 12/18/95
                                              ----------------------------------

                                        GUARANTOR:

                                        JONES CABLE HOLDINGS, INC..

                                        By: /s/  ELIZABETH STEELE
                                            ------------------------------------
                                        Name: Elizabeth Steele
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Date: 12/18/95
                                              ----------------------------------

                                            CITY OF MANASSAS PARK, VIRGINIA


                                            By: /s/  ERNEST L. EVANS
                                                --------------------------------
                                            Name: Ernest L. Evans
                                                  ------------------------------
                                            Title: Mayor
                                                   -----------------------------

                                            Date: December 19, 1995
                                                  ------------------------------

ATTEST:

/s/  LANA A. CONNER
-----------------------------
City Clerk

COMMONWEALTH OF VIRGINIA
CITY OF PRINCE WILLIAM CO., TO WIT:

     I, a Notary Public in and for the aforesaid jurisdiction hereby certify that R. Calvin Sutliff, Jr. appeared before me in my jurisdiction and acknowledged same this 19th day of December, 1995 on behalf of the Cablevision of Manassas Park.
                                                 /s/  ANN MICHELLE REYNOLDS
                                                 --------------------------
                                                        Notary Public
My Commission Expires:             .

COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS PARK, TO WIT:

     I, a Notary Public in and for the aforesaid jurisdiction hereby certify that Ernest L. Evans appeared before me in my jurisdiction and acknowledged same this 19th day of December, 1995 on behalf of the City of Manassas Park.

                                                     /s/  LANA A. CONNER
                                                 --------------------------
                                                         Notary Public
My Commission Expires:    6/30/96  .

STATE OF COLORADO
COUNTY OF ARAPAHOE, TO WIT:

     I, a Notary Public in and for the aforesaid jurisdiction hereby certify that Elizabeth Steele, Vice President appeared before me in my jurisdiction and acknowledged same this 18th day of December, 1995 on behalf of Jones Communiations of Virginia, Inc.

                                                  /s/  DOLORES M. GILLESPIE
                                                 --------------------------
                                                         Notary Public
My Commission Expires:    2/17/97  .

STATE OF COLORADO
COUNTY OF ARAPAHOE, TO WIT:

     I, a Notary Public in and for the aforesaid jurisdiction hereby certify that Elizabeth Steele, Vice President appeared before me in my jurisdiction and acknowledged same this 18th day of December, 1995 on behalf of Jones Cable Holdings, Inc.
                                               /s/  DOLORES M. GILLESPIE
                                               -------------------------
                                                      Notary Public

My Commission Expires:    2/17/97  .              Dolores M. Gillespie

                                                                    ATTACHMENT A

                      [CITY OF MANASSAS PARK LETTERHEAD]

                                November 7, 1995

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Mr. R. Calvin Sutliff, Jr.
Benchmark Communications
21545 Ridgetop Circle
Sterling, Virginia 20166

BY HAND

Mr. Samuel Eddy
General Manager
Cablevision of Manassas Park, Inc.
9540 Center Street
Manassas Park, Virginia 22110

               Re: Notification of Non-Compliance With the Cable
                   Television Franchise (the "Franchise") Granted by the City of Manassas Park, Virginia (the "City") to Cablevision of Manassas Park, Inc. ("CMP")

Dear Messrs. Sutliff and Eddy:

     In reviewing CMP's request to transfer the Franchise under Chapter 7.5 of the City Code, the City has determined that CMP is not in compliance with various requirements of the Franchise. The particulars of these Franchise violations include:

     1. Sections 7.5-29 and 7.5-34(a) of the Code of the City of Manassas Park (the "City Code"): Failure to bury underground cable to proper depth at various locations, including the main feed cable at the intersection of Manassas Drive and Park Center Court; Belmont Station Subdivision behind lots 69-72; and behind the lots on the north side of East Carondelet Drive.

     2. Sections 7.5-33(a) and 7.5-34(a) of the City Code: Failure to construct, install and maintain the cable television system in compliance with the National Electric Code. An outside Plant Inspection Log listing the specific locations and corresponding descriptions of deficiencies is attached to this letter designated as Attachment A.

November 3, 1995
Page 2

     3. Section 7.5-55 of the City Code, Section 6 of the Franchise Agreement between CMP and the City dated May 16, 1983, including amendments thereto dated July 24, 1986 and November 1994 (the "Franchise Agreement") and the Franchise
Ordinance: Failure to obtain permission of the City to install cable television lines in Brandy Station, Stoneridge, Outlook, Mosby Ridge and Blooms Crossing subdivisions and in other locations in the City, resulting in unreasonable interference with the public's use thereof. Such other locations include, but are not limited to: Buried cable along Park Center Court, buried cable along Manassas Drive between the Cablevision office and the railroad, lots 95 & 96 of Blooms Crossing Subdivision is in the center of the driveway, and rear of lots on East Carondelet Drive in Bloom's Crossing Subdivision.

     4. Section 7.5-36 of the City Code: Failure to move existing facilities, in a timely manner as reasonably directed by the City, resulting in the delay of public improvements at the following locations: Parking lot improvements at Manassas Elementary School, Widening of Manassas Drive between the railroad and Signal View Drive (formerly Blooms Road) and widening of Euclid Avenue at Manassas Drive.

     5. Section 7 of the Franchise Agreement: Failure to furnish to the City Manager, or to obtain a suspension of such requirement, copies of various contracts within fifteen (15) days of execution thereof.

     6. Section 10 of the Franchise Agreement: Failure to file with the City Manager, or to obtain a suspension of such requirement, certain FCC statements and documents within twenty (20) working days of such filings.

     7. Section 4(b)(3) of the Franchise Agreement: Failure to operate a computerized billing system at the studio facilities located in the City.

     8. Section 7 of the Franchise Agreement and Exhibit C-1 of the Franchise Application of CMP to the City dated September 27, 1982 (the "Proposal"):
Failure to provide a cable television system with two-way capacity/capability.

November 3, 1995
Page 3

     9. Section 7 of the Franchise Agreement and Exhibit C-2 of the Proposal:
Failure to provide a cable television system with harmonically-related channelization ("HRC") using Scientific Atlanta equipment.

     10. Section 7 of the Franchise Agreement and Exhibit C-2 of the Proposal:
Failure to provide a cable television system with 15-channel, individually processed FM service using Catel equipment.

     11. Section 7 of the Franchise Agreement and Exhibit C-4 of the Proposal:
Failure to have system installation and maintenance performed exclusively by CMP personnel.

     12. Section 7 of the Franchise Agreement and Exhibit C-4 of the Proposal:
Failure to use answering service to answer service complaints during non-office hours.

     13. Section 7 of the Franchise Agreement and Exhibit C-5 of the Proposal:
Failure to provide set-top terminals (converters) capable of handling up to 120 channels.

     14. Section 7 of the Franchise Agreement and Exhibit P-3 of the Proposal:
Failure to provide a cable television system to permit the school system to originate programming from any of the schools or administrative building.

     15. Section 7 of the Franchise Agreement and Exhibit P-3 of the Proposal:
Failure to dedicate two out-bound channels to the school system use and two additional channels for out-bound use on a shared basis.

     16. Section 7 of the Franchise Agreement and Exhibits P-4 and P-7 of the
Proposal: Failure to provide a system with full 2-way operation to permit remote origination of programs from any point in the community served by the system.

     At a meeting on October 20, Sam Eddy and the City Attorney discussed all these and other issues of noncompliance. This meeting helped resolve a number of areas of concern and highlighted the changes and upgrades accomplished by CMP over the

November 3, 1995
Page 4

course of the present franchise term. As a result of these changes, we may find it desirable to amend the Franchise Documents to address some of the areas cited as technical noncompliance.

     The City desires to continue working with CMP to reach a satisfactory resolution of these violations at the earliest possible time. The City anticipates that CMP will fully and diligently cooperate in a prompt and complete correction or resolution of these issues. In the interest of maintaining public safety and providing quality cable television service to City residents, some of these items of noncompliance should be corrected immediately, while others may be better addressed in the franchise transfer process.

                                            Very truly yours,

                                            Frank McDonough



BAK/red

November 3, 1995
Page 5

cc: Certified Mail-Return Receipt Requested
    Ms. Katherine A. LeVoy
    Assistant Secretary/Counsel
    Jones Intercable of Alexandria, Inc.
    9697 East Mineral Avenue
    Englewood, Colorado 80112

    Certified Mail-Return Receipt Requested
    Ms. Elizabeth M. Steele
    Vice President/General Counsel
    Jones Intercable, Inc.
    9697 East Mineral Avenue
    Englewood, Colorado 80112

    Mayor and City Council

                                                                    ATTACHMENT B

                               List of Documents

1. FCC Form No. 394, dated September 22, 1995, Cablevision of Manassas Park, Inc., Transferor/Assignor, Jones Communications of Virginia, Inc., Transferee/Assignee with exhibits.

2. Letter from Samuel Eddy, General Manager of Cablevision of Manassas Park, Inc. to Frank McDonough, City Manager, dated August 28, 1995 with Attachment A (including attachments and containing exhibits thereto), containing responses to Items 1 through 16 listed in a letter dated August 16, 1995 from Frank McDonough to Samuel Eddy and Katherine A. LeVoy.

3. Letter from Ruth E. Warren, Group Vice President/Operations of Jones Intercable to Frank McDonough, dated August 25, 1995, (including exhibits), containing responses to Questions 17 through 41 listed in a letter dated August 16, 1995 from Frank McDonough to Samuel Eddy and Katherine A. LeVoy.

4. Letter from Samuel Eddy, General Manager of Cablevision of Manassas Park, Inc. to Frank McDonough, City Manager, dated September 14, 1995 (including attachments and exhibits), containing responses to Questions 13, 64, 66, 71, 74 through 77 and 81 to questions listed in a letter dated September 6, 1995 from Frank McDonough to Samuel Eddy and Katherine A. Levoy.

5. Letter from Katherine A. LeVoy, counsel, Jones Intercable to Frank McDonough, City Manager, dated September 18, 1995 enclosing responses of Jones Intercable, Inc. and Jones Communications of Virginia, Inc., (including attachments and exhibits), containing responses to Questions 42 through 81 to questions listed in a letter dated September 6, 1995 from Frank McDonough to Samuel Eddy and Katherine A. Levoy.

6. Letter from Katherine A. LeVoy, counsel, Jones Intercable, Inc., and Jones Intercable of Alexandria, Inc., to the City of Manassas Park dated November 7, 1995 enclosing responses of Jones Intercable, Inc. and Jones Intercable of Alexandria, Inc. (including exhibits), to questions 81 through 94 listed in letters from David J. Effron to Katherine A. LeVoy dated October 6 and October 19, 1995.

7. Letter from Katherine A. LeVoy, counsel, Jones Intercable, to James A. Hoffman, dated November 30, 1995.

8. Letter from Katherine A. LeVoy, counsel, Jones Intercable, to James A. Hoffman, dated December 12, 1995.

                                                                    ATTACHMENT C

September 19, 1995

                                                                          [LOGO]

Mr. Frank McDonough
City Manager
One Park Center Court
Manassas Park, VA 22111

Dear Mr. McDonough:

This letter offers to assist the City of Manassas Park ("City") in its review of the proposed transfer of the City's cable television franchise. This offer consists of an unqualified contribution from Cablevision of Manassas Park ("CMP") to the City in the amount of $25,000.00, to defray the City's cost of consultants (experts, attorneys, engineers, etc.) and related administrative expenses directly relative to CMP's application for consent to transfer the CATV franchise ("Transfer Costs").

With consideration to City Code Section 7.5-34 (b), CMP agrees to pay the City one-half of the "salary and cost" of any such consultants hired by the City. We understand that the City estimates such Transfer Costs will not exceed $50,000.00. Should the Transfer Costs exceed the estimated amount, CMP asks and expects that the City shall provide reasonable explanation to CMP for the increase. Moreover, CMP would like the opportunity to revisit with the City the need for additional funds deemed necessary to the reasonable and prudent evaluation of the CMP application for transfer consent.

CMP recognizes that, under City Code Section 7.5-8, the existing franchise held by CMP cannot be transferred without the prior consent of the City Council. In considering its consent, the City Council may evaluate the potential transferee's ability to perform all of its obligations under the franchise, including among other things its financial responsibility, its intent and ability to correct all deficiencies in the franchise, and its technical and legal qualifications.

CMP recognizes that the City retains these consultants at some expense and will incur some financial risk, given that CMP and the transferee may determine not to proceed with the transfer, even after the City has expended time, effort and expense in reviewing the transfer requests. In order to allay the City's concerns and to assist the City in conducting its review in a timely and expeditious fashion, CMP makes the following offer.

     CMP offers to create a fund to defray the City's Transfer Costs and such other fees, costs and expenses directly related to the transfer request. CMP will deposit with the City Treasure, no later than September 22, 1995, the sum of $25,000.00 in cash. We request that this sum be placed by the City in an interest-bearing account from which the City will pay its Transfer Costs. If the Transfer Costs do not exceed $50,000.00 at the conclusion of the proposed transfer, then the City will return to CMP any excess which remains in the account, plus accrued interest. Should it appear that the Transfer Costs may exceed the

Mr. Frank McDonough
September 8, 1995
Page 2

initial estimate, the City agrees to provide CMP reasonable explanation for the costs which exceed the original estimate, at which time the City and CMP agree to discuss the continuation of the transfer process and the need for additional funds.

We look forward to working with the City to complete the proposed transfer by the date (8 December 1995) proposed in Mr. McDonough's letter dated 6 September 1995. This offer is unconditional and irrevocable. We make this offer with the understanding that it does not obligate the City to approve the transfer request. This offer reflects CMP's willingness to assist the City in the franchise transfer review process.

Sincerely yours,
Cablevision of Manassas Park, Inc.

/s/ SAMUEL EDDY

Samuel Eddy
General Manager

ACCEPTED:

THE CITY OF MANASSAS PARK, VIRGINIA

BY:
    -------------------------------
    Ernest L. Evans
    Mayor

                    SECOND AMENDMENT TO FRANCHISE AGREEMENT

     THIS SECOND AMENDMENT TO FRANCHISE AGREEMENT ("Second Amendment") is made this first day of November, 1994, by and between CABLEVISION OF MANASSAS PARK, INC. ("CMP"), and the CITY OF MANASSAS PARK ("City").

                                R E C I T A L S:

     R-1. On May 3, 1983, the City Council for the City of Manassas Park adopted an ordinance codifying Chapter 7.5 of the city code of the City of Manassas Park, Virginia ("Ordinance"), which awarded a non-exclusive franchise to CMP for the operation of a cable television system within the corporate limits of the City; and

     R-2. On May 16, 1983, CMP and the City entered into a Franchise Agreement by which the parties agreed to the terms, provisions, conditions and limitations by which CMP would operate the cable television franchise in the City; and

     R-3. By Amendment to Franchise Agreement, dated June 1986, the City agreed to permit CMP to relocate its local origination studio facilities for the cable television system from within the corporate limits of the City to a new location in the City of Manassas, Virginia and, in exchange, CMP agreed to other changes to the Franchise Agreement, including CMP's agreement "to impose and collect reasonable rates, fees and charges" for the use of the facilities located within the City; and

     R-4. A dispute arose between CMP and the City about CMP's authority to collect rates, fees and charges from subscribers outside the City for facilities located within the City; and

     R-5. CMP now desires to eliminate the requirement for CMP to impose and collect fees and charges from subscribers outside the City for the use of facilities located within the City; and

     R-6. Both parties agree to accept the revisions of the franchise agreement as described in this Second Amendment.

     NOW THEREFORE, in consideration of the mutual promises and obligations contained in this Second Amendment and conditioned upon full payment of the amounts set forth in paragraph 5, below, the parties agree to the following revisions to the Franchise Agreement:

          1. Amend paragraph 4(b), by deleting the language "to a location at 9324 N. Main Street in the City of Manassas, Virginia for a period of three (3) years from the date hereof, which time may be extended upon written request from CMP and approval by the Council."

          2. Delete paragraph 4(b)(7).

          3. Amend paragraph 11 by deleting the following sentence: "In the event that CMP uses facilities located within the City to serve subscribers outside the City, CMP agrees to impose and collect reasonable rates, fees and charges for the use of such facilities."

          4. Amend the portion of paragraph 20 providing for the address for notices to CMP to read as follows:

     To CMP:

        R. Calvin Sutliff, Jr.
        Benchmark Communications
        21545 Ridgetop Circle
        Sterling, Virginia 20166

          5. In exchange for these revisions to the Franchise Agreement, CMP agrees to pay the City $200,000.00. CMP will pay $100,000.00 to the City upon execution and delivery of this Second Amendment and will pay an additional $100,000.00 to the City no later than May 1, 1995. CMP agrees that this provision shall be binding on its successors and assigns.

          6. All of the provisions of the Franchise Agreement not expressly amended by this Second Amendment shall remain in full force and effect.

     WITNESS the following signatures and seals.

                                            CABLEVISION OF MANASSAS PARK, INC.

                                            By:  /s/  R. CALVIN SUTLIFF, JR.
                                                 -------------------------------
                                                 R. Calvin Sutliff, Jr.
                                                 President

STATE OF VIRGINIA )
COUNTY OF FAIRFAX )   to-wit:

     R. Calvin Sutliff, Jr. personally appeared before me, the undersigned Notary Public this 15th day of November, 1994, to sign this Second Amendment to Franchise Agreement.

                                                 /s/  KIM A. BROWN
                                                 -------------------------------
                                                 Notary Public

My Commission Expires: November 30, 1995

ATTEST:                                             CITY OF MANASSAS PARK

/s/  LANA A. CONNER                                 By: /s/  ERNEST L. EVANS
-------------------------------                         ------------------------
Lana A. Conner                                          Ernest L. Evans,
City Clerk                                              Mayor

                        AMENDMENT TO FRANCHISE AGREEMENT

     THIS AMENDMENT TO FRANCHISE AGREEMENT, made this 24th day of July 1986, by and between CABLEVISION OF MANASSAS PARK, INC., a corporation organized under the laws of the Commonwealth of Virginia (hereinafter referred to as "CMP"), and the CITY OF MANASSAS PARK, a municipal corporation organized under the laws of the Commonwealth of Virginia (hereinafter referred to as the "City").

                                   RECITALS:

     R-1. On May 3, 1983, the Council for the City, of Manassas Park (hereinafter referred to as "the Council") adopted an ordinance to the City Code, known as Chapter 7.5 (hereinafter the "ordinance") which awarded a non-exclusive franchise to CMP for the operation of a cable television system within the corporate limits of the City; and

     R-2. On May 16, 1983, CMP and the City entered into a FRANCHISE AGREEMENT whereby the parties agreed to the terms, provisions, conditions and limitations by which CMP would operate the franchise; and

     R-3. CMP now desires to relocate its local origination studio facilities for the cable television system from within the corporate limits of the City to a new location in the City of Manassas, Virginia; and

     R-4. On May 20, 1986 the Council adopted certain revisions to the terms of the cable television ordinance; and

     R-5. The City now desires to amend the franchise fee paid by CMP to the City for the operation of the franchise; and

     R-6. Both parties agree hereby to accept the revisions of the Franchise Agreement as described hereinafter.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained hereinafter, the parties do agree to the following revisions to the Franchise Agreement:

     1. Amend paragraph 4 to read as follows:

          4. Non-exclusive right to use streets, alleys and other public places:
(a) The City covenants and agrees that CMP has the non-exclusive franchise and rights to use the streets, alleys and other public places of the City and to acquire, erect, maintain and use, and if now erected or installed, to maintain and use, posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances, appurtenances and all other necessary apparatus in, under, over and along the streets, alleys and public places of the City for the purpose of providing a cable television service and system to the residents of the City as the same now exists or may be hereafter extended or altered, under the terms and conditions specified herein. CMP accepts such franchise and rights and agrees and covenants that it shall exercise such franchise and rights only in strict accordance with, and upon the conditions contained in, the terms of this Agreement and the laws, ordinances and regulations of the United States, the Commonwealth of Virginia, and the City which are now in existence or which may be adopted hereafter, including but not limited to Chapter 7.5 of the City Code.

          (b) The City and CMP agree that CMP may relocate its local origination studio facilities for the cable television system from its location in the City to a location at 9324 N. Main Street in the City of Manassas, Virginia for a period of three (3) years from the date hereof, which time may be extended upon written request by CMP and approval by the Council. The City and CMP agree that CMP may combine the local origination studio facilities that service the residents of the City with the studio facilities that service residents of Manassas provided as agreed upon by CMP that:

             (1) CMP will provide an additional studio facility and an extra channel for local origination for the cable system serving the City should, in the sole decision of the Council, the time demand for use of the studio or its facilities by residents of the City exceed the time made available to meet demands of residents of the City.

             (2) CMP agrees that if an additional studio is needed to meet the demands of the City, said studio facilities will be provided at the original location in the City within one year.

             (3) CMP agrees to install approximately ONE HUNDRED THOUSAND DOLLARS ($100,000) worth of electronic equipment and a computer billing system capable of handling CMP's billing. Said computerized billing system shall be operated out of CMP's current studio facilities located within the corporate limits of the City.

             (4) CMP agrees to continue to garage all of its business vehicles in the City.

             (5) CMP agrees to apportion in its report made to the City the operational costs of the new, relocated studio facilities on a pro rata basis between the subscribers to be served in Manassas or in other areas outside the City and those in the City, as follows:

                (a) For the first year after relocation, the costs shall be apportioned on a pro rata basis based on the number of homes passed in the City and those outside of the City.

                (b) For the succeeding years, the costs shall be apportioned on a pro rata basis based on the number of subscribers within the City and those outside of the City at the end of the preceding fiscal year.

             (6) CMP agrees to apportion in its reports to the City the financing costs for the system in the City versus the system outside of the City, on a reasonable basis, that takes into account the financing required for the construction of each, the parties hereby agreeing that of the total loan outstanding as of December 31, 1985, one million dollars ($1,000,000.00) was allocable to the City system.

             (7) CMP agrees to add eleven (11) additional channels to its current service and four (4) additional optional services.

             (8) CMP agrees to make available to the City, on a first-call basis, a minimum of ten (10) hours per week of local origination time in the studio to the located in the City of Manassas.

     3. Amend paragraph 9 to read as follows:

          9. Franchise fee: CMP covenants and agrees to pay as further consideration for the use of the said streets, alley and public places, the franchise fee described in Section 7.5-45 of the City Code, as amended.

          Payments of the franchise fee shall not be considered in the nature of a tax or assessment, but shall be in addition to any and all taxes and assessments which are now or hereafter required to be paid by law to any taxing body, and nothing in this Agreement shall be construed to limit CMP's liability for all applicable federal, state and local taxes.

     4. Amend paragraph 11 to read as follows;

          11. Franchise area: CMP covenants and agrees to serve the entire area of the City, as described in Section 7.5-19 of the City Code, subject to the limitations contained therein.

The office and headend for the cable television system shall be located on
1.6919 acres of land in the City on Manassas Drive in the Conner Center. (Phase
I). In the event that CMP uses facilities located within the City to serve subscribers outside the City, CMP agrees to impose and collect reasonable rates, fees and charges for the use of such facilities. CMP shall maintain ail office at its present location in the City.

     5. Amend the portion of paragraph 20 providing for the address for notices to CMP to read as follows:

        TO CMP:

        R. Calvin Sutliff, Jr.
        Benchmark Communications
        2164 Wisconsin Ave., N.W.
        Washington, D.C. 20007

     6. The parties acknowledge that Chapter 7.5 of the City Code was amended on May 20, 1986 and that such amendments are hereby incorporated as part of the Franchise Documents. All other provisions of the Franchise Agreement not expressly amended herein shall remain in full force and effect.

     WITNESS the following signatures and seals:

                                            CABLEVISION OF MANASSAS PARK, INC.

                                            By:   R. CALVIN SUTLIFF, JR.  (SEAL)
                                                  ------------------------------
                                                  R. Calvin Sutliff, Jr.
                                                  President


ATTEST:                                     THE CITY OF MANASSAS PARK

LANA A. CONNER                              By:   G. ROBERT MAITLAND      (SEAL)
-----------------------------                     ------------------------------
Lana A. Conner                                    G. Robert Maitland, Mayor
Clerk of the City

District of Columbia
          , to-wit:

     The foregoing instrument was acknowledged before me this 24th day of July 1986 by R. Calvin Sutliff, Jr., of Cablevision of Manassas Park, Inc., a Virginia corporation, on behalf of the corporation.

                                            /s/  BARBARA J. STRAUB
                                            ------------------------------------
                                            Notary Public

My Commission expires: 1-31-91

STATE OF VIRGINIA
COUNTY OF, PRINCE WILLIAM  to-wit:

     The foregoing instrument was acknowledged before me this 26th day of August 1986 by G. Robert Maitland, Mayor of the City of Manassas Park, a municipal corporation, on behalf of the City.

                                            /s/  FRANCIS T. EMBROY
                                            ------------------------------------
                                            Notary Public

My Commission expires: January 15, 1990

                              FRANCHISE AGREEMENT

     THIS FRANCHISE AGREEMENT, made this 16th day of May, 1983, by and between CABLEVISION OF MANASSAS PARK, INC., a corporation organized under law of the Commonwealth of Virginia, (hereinafter referred to as "CMP"), party of the first part, and the CITY OF MANASSAS PARK, a municipal corporation organized under the law of the Commonwealth of Virginia (hereinafter referred to as the "City"), party of the second part.

                              W I T N E S S E T H:

     WHEREAS, on May 3, the Council of the City of Manassas Park (hereinafter referred to as the Council) adopted an ordinance awarding a non-exclusive franchise to CMP for the construction, operation, maintenance and use of a cable television service and system within the corporate limits of the City; and

     WHEREAS, the award of a non-exclusive franchise is subject to certain terms, provisions, conditions and limitations, which are described hereinafter; and

     WHEREAS, CMP wishes hereby to accept, and by this Agreement does hereby accept, the award of this franchise subject to the terms, provisions, conditions and limitations described hereinafter.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained hereinafter, the parties do agree as follows:

     1. Definitions:

          (a) The Franchise Application shall mean CMP's "Application For Cable Television System Franchise Rights For the City of Manassas Park," dated September 27, 1982, consisting of thirty-five pages and all attachments and exhibits thereto, as submitted to the Council by CMP as its application for the cable television system franchise for the City.

          (b) The Franchising Ordinance shall mean the ordinance adopted by the Council on May 3, 1983 announcing the grant of a non-exclusive franchise for constructing and maintaining a cable television system to CMP.

          (c) Franchise Documents shall mean Chapter 7.5 of the City Code, the Franchising Ordinance, the Franchise Application, and this Agreement.

          (d) Unless the context of this Agreement clearly indicates that a different meaning is intended herein, all terms used herein shall have the same meanings given in the City Code.

     2. Term of franchise: The initial term of this franchise shall be for a period of fifteen (15) years beginning on the date of this Agreement as set forth on page 1 hereof; provided, however, that the City reserves the right to revoke this franchise at any time pursuant to Section 7.5-4 of the City Code in the event that CMP violates any of the material provisions of the Franchise Documents or is found to have practiced any fraud or deceit upon the City or the public. Any extension of the initial franchise term which shall be granted by the Council shall be accomplished in accordance with Chapter 7.5 of the City Code.

     3. Documents incorporated herein: The City and CMP agree that the following documents are hereby incorporated herein by reference and made a part hereof.

          a. Chapter 7.5 of the City Code, which is attached hereto as Exhibit "A".

          b. The Franchising Ordinance, which is attached hereto as Exhibit "B".

          c. The Franchise Application, which is attached hereto as Exhibit "C".

     In the event that any of the provisions contained in any of the documents listed above and this Agreement are conflicting, the documents shall take precedence in the order listed above, and this Agreement shall be last in order of precedence.

     4. Non-exclusive right to use streets, alleys and other public places: The City covenants and agrees that CMP has the non-exclusive franchise and rights to use the streets, alleys and other public places of the City and to acquire, erect, maintain and use, and if now erected or installed, to maintain and use, posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances, appurtenances and all other necessary apparatus in, under, over and along the streets, alleys and public places of the City for the purpose of providing a cable television service and system within the corporate limits of the City as the same now exist or may be hereafter extended or altered, under the terms and conditions specified herein. CMP accepts such franchise and rights and agrees and covenants that it shall exercise such franchise and rights only in strict accordance with, and upon the conditions contained in, the terms of this Agreement and the laws, ordinances and regulations of the United States, the Commonwealth of Virginia, and the City which are now in existence or which may be adopted hereafter, including but not limited to Chapter 7.5 of the City Code.

     5. Funding: CMP covenants that within one hundred twenty (120) days of the execution of this Agreement it will obtain, and have available for use at its demand if necessary, the sum of Eight Hundred Thousand Dollars ($800,000) in a combination of equity and debt financing of which not less than

$250,000 shall be unrestricted equity capital and the balance shall be debt financing available on short notice to CMP. CMP shall present evidence satisfactory to City of its compliance with the requirement on or before the expiration of said one hundred twenty (120) day period.

     6. Non-interferences with public use: CMP covenants and agrees that it shall not exercise the rights granted hereby in such a way as to unreasonably interfere with the City's or the public's use of the said streets, alleys and public places of the city.

     7. Performance by CMP and security therefor: CMP covenants and agrees to furnish all necessary material, labor, and equipment necessary for the cable television system and to construct and install the cable television system, as more particularly defined in the Franchise Application as in existence as of this date or as may be amended or supplemented as provided herein, all at its own risk and expense, within twenty-four months of the date of this Agreement. CMP shall furnish the City a copy of its contracts (and amendments thereto) for the furnishing of material, labor and program and services support necessary for the construction, installation, and maintenance of the cable television system, other than a personal service contract, within fifteen (15) days of the execution of such contract or amendment. The City Manager may suspend the requirement to file copies of the aforesaid contracts and contract amendments. CMP will make no charge or claim to the City or the Council for hindrance or delay of the construction or installation of the cable television system. The City shall assist CMP in obtaining all necessary permits for such construction or installation from the City and its agencies. CMP shall furnish the Council with monthly progress reports indicating whether or not it is complying with the construction schedule and specifying the reasons for any delay. CMP agrees to maintain a performance corporate surety bond in the penal sum of $100,000 as described in Section 7.5-47 of the City Code. This fully executed faithful performance corporate surety bond from CMP is attached hereto and incorporated herein as Exhibit "D."

     8. Additional franchises: Nothing in this Agreement shall preclude the City from issuing further non-exclusive franchises in accordance with Section 7.5-4 of the City Code or VA. CODE sec. 15.1-23.1, as the same now exists or may hereafter be amended, nor from enacting or amending any ordinance regulating cable television within the City.

     9. Franchise fee: CMP covenants and agrees to pay as further consideration for the use of the said streets, alley and public places, the franchise fee described on Section 7.5-45 of the City Code. In the event that the franchise fee is in excess of three percent (3%) of CMP's gross revenues from all cable services in the City, CMP covenants and agrees to apply to the Federal Communications Commission (hereinafter the FCC) for a waiver of the fee limitation as provided in 47 C.F.R. sec. 76.31. The City shall cooperate with CMP in applying for such waiver. CMP and the City agree that a franchise fee of five percent (5%) of CMP's gross revenues will not interfere with the effectuation of federal regulatory goals in the field of cable television and is appropriate in light of the planned local regulatory program.

     Payments of the franchise fee shall not be considered in the nature of a tax or assessment, but shall be in addition to any and all taxes and assessments which are now or hereafter required to be paid by law to any taxing body, and nothing in this Agreement shall be construed to limit CMP's liability for all applicable federal, state and local taxes.

     10. FCC filings: CMP covenants and agrees to file a registration statement and any other required document with the

FCC in accordance with the rules and regulations promulgated by the FCC as such rules and regulations may be amended from time to time. CMP further covenants and agrees to file with the City a copy of any document it files with the FCC or any other regulatory agency pertaining to cable television systems within twenty
(20) working days of such filing. To the extent that such documents contain, to the satisfaction of the City Manager, the information specified by other reports required to be filed with the City pursuant to the Franchise Documents, the City Manager may suspend the requirement to file such copies of documents filed with the FCC or of other reports with the City so as to avoid duplication and the administrative costs attendant thereto.

     11. Franchise area: CMP covenants and agrees to serve the entire area of the City, as described in Chapter 7.5 of the City Code, subject to the limitations contained therein. The office and headend for the cable television system shall be located on 1.6919 acres of land now owned by the City on Manassas Drive in the Conner Center (Phase I). CMP has agreed by separate written contract to purchase said land from the City for $22,500 in cash paid at settlement. In the event that CMP extends cable television service to residents outside the franchise territory, the monthly rate for basic service and special service to customers outside the franchise territory shall contain a $1.00 surcharge per individual viewing customer or subscriber which surcharge CMP shall pass directly through to the City as a direct reimbursement for costs of the City's administration and regulation as provided in Section 7.5-59 of the City Code; provided, however, that the City Council may reduce this surcharge for customers served outside the franchise territory through other cable television systems in which CMP or its stockholders have no direct or indirect interest and where the Council is satisfied no direct service by CMP is practical and further provided that no such surcharge shall be collected or payable to the City for customers served for which service a franchise fee is payable to another county, city or town under the authority contained in sec. 15.1-23.1 of the Virginia Code. The revenue raised by CMP from such service outside the franchise territory shall not be considered as a portion of "gross revenue" in determining the franchise fee required in Paragraph 9 above.

     12. Complaints: CMP covenants and agrees to employ an operator or maintain a telephone answering device twenty-four (24) hours per day, every day, to receive subscriber complaints, and to maintain a repair service capable of acting upon service requests within twenty-four (24) hours of receipt thereof.

     13. Indemnification: This Agreement shall not be deemed to give any rights to any parties other than the City and CMP, and neither the City, the Council, nor the agents, employees and representatives thereof shall be liable because of this Agreement for any injury or damage to any person or property arising from the granting of the franchise or construction, use or maintenance of the cable television system. CMP covenants and agrees to indemnify and hold harmless the City, the Council and the agents, employees and representatives thereof from any and all damages and penalties contained in Section 7.5-47 of the City Code. CMP further covenants and agrees to maintain the liability insurance in the minimum limits as described in Section 7.5-47 of the City Code during the term of this Agreement. The certificate for such liability insurance policy is attached hereto and incorporated herein as Exhibit "E."

     14. Copyright: Nothing herein shall be construed to render the City or the Council liable for the failure of CMP or any user of the public access facilities to secure and protect whatever right CMP or the user of the public access facilities may have in intellectual property, including, but not limited to, securing copyright protection. CMP agrees to maintain, during the term of this Agreement, copyright infringement insurance with a minimum liability of $1,000,000 as described in Section 7.5-47 of the City Code. The certificate of such policy is attached hereto and incorporated herein as Exhibit "F."

     15. City's Cost: As further consideration for the nonexclusive right of CMP to use the streets, alleys and public places of the City, CMP covenants and agrees to pay to the City, upon the execution of this Agreement, the sum of Ten Thousand Dollars ($10,000.00) to offset the City's direct costs of the investigation of the franchise application process as provided in Section 7.5-46 of the City Code.

     16. Performance Escrow: CMP has deposited and does hereby covenant and agree to maintain on deposit, as specified in Section 7.5-48 of the City Code, during the lifetime of this franchise, Five Thousand Dollars ($5,000) in an escrow account with the City Treasurer to provide security for the faithful performance by CMP any of CMP's obligations under the Franchise Documents. A receipt of the initial deposit of said Five Thousand Dollars ($5,000.00) in escrow is attached hereto and incorporated herein as Exhibit "G." In the event that the City should have to expend funds for the costs of investigation or for resolution by litigation or otherwise of alleged franchise or ordinance violations, or for rate adjustment determinations, such costs are assessable upon notice to CMP in addition to fees paid under Paragraph 9 of this Agreement, and may be withdrawn by the City from the performance escrow. Costs assessable under this paragraph may include, but are not limited. to, legal fees, engineering fees and economic consultant's fees. Interest, if any on the escrowed account, shall inure to the benefit of CMP but the City shall have no obligation to keep such funds in an interest bearing account.

     17. Emergency removal of property of franchisee: If, at any time, in case of fire, disaster, or emergency in the franchise area it shall become necessary in the judgment of the City, the Council, or the agents and employees thereof, to cut or move any of the wires, cables, amplifiers, appliances, or appurtenances thereto of CMP, none of the Council, the City, or the agents or employees thereof shall be liable for such cutting or moving.

     18. No limitation on liability: None of the provisions in this Agreement, nor any insurance policy required by this Agreement or Chapter 7.5 of the City Code nor any penalties assessed by Section 7.5-49 of Chapter 7.5 of the City Code, nor any damages recovered by the City thereunder, shall be construed to excuse the faithful performance by or limit the liability of CMP under Chapter
7.5 of the City Code or this Agreement, or the liability for damages to the limits of such policies or otherwise.

     19. No abrogation of police powers: Nothing in this Agreement shall be construed as an abrogation or limitation by the City, or the Council, of any of its police powers.

     20. Service of notice: All notices required to be given to the City shall be deemed served when delivered in writing by hand or mailed postage prepaid to the City Manager at the address specified below. All notices required to be given to CMP shall be deemed served when delivered in writing by hand or when mailed, postage prepaid, to CMP at the last known principal office of CMP in the City. Until establishment of said office in the City, notices to CMP shall be addressed as specified below.

     To the City:

          City of Manassas Park
          103 Manassas Drive
          Manassas Park, Virginia 22111,

or such other address or person of which CMP may be notified in writing by the City.
     To CMP:

          R. Calvin Sutliff, Jr.
          2367 49th Street, N. W.
          Washington, D. C. 20007

or such other address or person of which the City may be notified in writing by CMP.

     21. Change in personnel: CMP covenants and agrees to give the City thirty
(30) days prior written notice of any change in the principals, or their successors, listed on Page 18 of the Franchise Application, namely, R. Calvin Sutliff, Jr., Jeffrey Waggoner, and Stephen P. Robin.

     22. Cable Television Advisory Committee: The Council may appoint up to five
(5) persons to serve as a Cable Television Advisory Committee, which Committee shall assist the City Manager, as he shall request and prescribe, in the performance of his authority and responsibilities under Section 7.5-51 of the City Code. CMP hereby covenants and agrees to assist and cooperate with the Cable Television Advisory Committee as a representative of the Council and the City Manager if and when such Committee shall be so appointed.

     23. Equipment for public access station: CMP covenants and agrees to provide, as a part of its public use studio facilities, the equipment listed in Exhibit P-9 of the Franchise Application or equipment substantially equivalent in use or performance, with total minimum acquisition expenses of $50,000, within ninety (90) days from the date that CMP commences its cable television service in the City.

     24. Remedies:

          (a) All rights and remedies belonging to the City are cumulative and shall be in addition to and not in derogation of any other rights or remedies which the City may have.

          (b) Specific mention of the materiality of any of the provisions in the Franchise Documents is not intended to be exclusive of any other for the purpose of determining whether any failure of compliance thereunder is material.

     25. Successors: CMP covenants and agrees that this Agreement shall be binding on its successors and assigns.

     26. Severability: CMP and the City covenant and agree that if any part or section of this Agreement is held invalid or unconstitutional by any court of competent jurisdiction, such decision shall not affect the validity of the remaining part or section hereof.

     27. Time of the essence: Time is of the essence in this Agreement.

     28. Status of CMP and governing law: CMP represents and warrants that it is a Virginia corporation in good standing; that it has the authority to enter into this Agreement; and that the execution of this Agreement has been authorized by a resolution of CMP's Board of Directors or other appropriate corporate action. This Agreement shall be governed by the laws of the Commonwealth of Virginia and the Ordinances and Resolutions of the City now in effect or as may be hereafter amended.

     29. Whole agreement: The parties covenant and agree that this Agreement and the documents incorporated by reference herein constitute the entire agreement between the parties, and each party further covenants and agrees that there are no other understandings or conditions, written or oral, relating to this franchise.

     30. Acceptance: CMP hereby accepts the award of this franchise and hereby expressly covenants and agrees that it has carefully read the terms of the Franchise Documents, that it fully understands the meaning of each of the Franchise Documents, and that it shall faithfully comply in all respects with every provision, obligation and requirement of the Franchise Documents as in effect now or as may be hereafter amended or supplemented. Nothing in this Agreement shall preclude the City or the Council from enacting its legislative powers to enact, amend, or supplement any law regulating cable television within the franchise area, provided, however, that no change shall be made in any of the Franchise Documents which shall materially affect the obligations of CMP to operate and maintain a cable television system in the franchise area, and that CMP shall make no changes in the Franchise Application or the obligations, commitments or representations made therein without the City's prior written approval. The City may delegate its right to make such written approvals to its City Manager.

     WITNESS the following signatures and seals.

Approved by:                            CABLEVISION OF MANASSAS PARK, INC.

                                        By: /s/  R. CALVIN SUTLIFF, JR.   (SEAL)
                                            ------------------------------------
                                            R. Calvin Sutliff Jr.,
                                            President

                                        THE CITY OF MANASSAS PARK

ATTEST: /s/  LANA A. CONNER             By: /s/  WENDALL R. HITE, II      (SEAL)
        --------------------------          ------------------------------------
        Clerk                               Wendall R. Hite, II, Mayor

STATE OF VIRGINIA

COUNTY OF FAIRFAX

     The foregoing instrument was acknowledged before me this 17 day of May, 1983, by R. Calvin Sutliff, Jr., of Cablevision of Manassas Park, Inc., a Virginia corporation, on behalf of the corporation.

                                                      JUDY A. AXEL
                                                      --------------------------
                                                      Notary Public

My Commission Expires: 2/13/87

STATE OF VIRGINIA

COUNTY OF PRINCE WILLIAM

     The foregoing instrument was acknowledged before me this 16th day of August, 1983, by Wendall R. Hite, II, Mayor of The City of Manassas Park, a municipal corporation, on behalf of the corporation.

                                                      KAREN L. BARTON
                                                      --------------------------
                                                      Notary Public

My Commission Expires: March 18, 1987

                                              Exhibit B to Franchise Agreement
                                              dated May 16, 1993 between
                                              Cablevision of Manassas Park, Inc.
                                                           and the City of
                       CITY OF MANASSAS PARK, VIRGINIA      Manassas Park

                                                  PRESENTED May 3, 1993
                                                            --------------------
ORDINANCE NO. 83-1700-219                         ADOPTED May 3, 1993
              ----------------                            ----------------------

AN ORDINANCE:  GRANTING TO CABLEVISION OF MANASSAS PARK, INC., ITS SUCCESSORS
               AND ASSIGNS, THE NON-EXCLUSIVE FRANCHISE, RIGHT AND PRIVILEGE, UPON CERTAIN CONDITIONS, TO USE THE STREETS, ALLEYS AND OTHER PUBLIC PLACES OF THE CITY OF MANASSAS PARK, VIRGINIA, WITHIN ITS CORPORATE LIMITS, AS THE SAME NOW EXIST OR MAY BE HEREAFTER EXTENDED OR ALTERED, FOR THE PURPOSE OF PROVIDING A CABLE TELEVISION SERVICE AND SYSTEM WITHIN SAID CORPORATE LIMITS.

     ORDAINED by the Council of the City of Manassas Park, Virginia, as follows:

     SECTION I. The non-exclusive right is hereby granted to Cablevision of Manassas Park, Inc., hereinafter referred to as "Grantee," its successors and assigns, for the term and subject to the terms, provisions, conditions and limitations hereinafter stated, to use the streets, alleys and other public places of the City of Manassas Park, Virginia, hereinafter referred to as "City," and to acquire, erect, maintain and use, and if now erected or installed, to maintain and use posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances, appurtenances and all other necessary apparatus in,, under, over and along the streets, alleys and public places of the City for the purpose of providing a cable television service and system within the corporate limits of the City as the same now exist or may be hereafter extended or altered.

     SECTION II. The Grantee shall have the non-exclusive right to use, maintain and operate, subject to the provisions, terms, conditions and limitations prescribed in this franchise and subject to all the terms and provisions of the Cable Television Rules and Regulations, Chapter 7.5 of the City Code, and subject to the lawful exercise of the police power of the City, the posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances, appurtenances and all other necessary apparatus erected, maintained and used in, under, over and along the streets, alleys and other public places of the City on the day this franchise becomes in force and effect for the purpose of so providing a cable television service and system.

     SECTION III. The Grantee shall have the non-exclusive right to erect, maintain and use such posts. poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances, appurtenances and all other necessary apparatus in, under, over and along the streets, alleys and other public places of the City at such locations as are reasonably suitable and convenient for the purpose of the Grantee and the City subject to the terms, provisions, conditions and limitations hereinafter stated and the lawful exercise of the police power of the City.

     SECTION IV. The City reserves and shall have the right to require the Grantee to obtain the specific permission of the City to locate, construct or erect any micro-wave tower, radio corelay installation, television relay installation and all other apparatus and appliances appurtenant thereto in, on, under, over, above and along the streets, alleys and other public places of the City and the City further reserves and shall have the right to attach reasonable conditions to the granting of any such specific permission. The City reserves and hall have the right to require the Grantee to obtain the specific permission of the City to locate, construct or erect any of its property, including but not limited to posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances and appurtenances that exceed in height or size that which are now in common use throughout the City in, on, under, over, above and along the streets, alleys and other public places of the City and the City further reserves and shall have the right to attach reasonable conditions to the granting of any such specific permission.

     SECTION V. Nothing contained in this franchise shall be construed to exempt the Grantee from any tax, levy or assessment which is now or which may be hereafter authorized by law.

     SECTION VI. The Grantee will maintain its property, including but not limited to posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances and appurtenances, in good order and operating condition throughout the term of this franchise, and the Grantee by accepting this franchise agrees that the City or its successors has jurisdiction, to the full extent and in the manner now or hereafter provided by law, during the term of this franchise to require the Grantee to render efficient cable television service at reasonable rates, and that the Circuit Court of Prince William County or its successor has jurisdiction to enforce compliance with all of the terms, provisions, conditions and limitations of this franchise to the full extent and in the manner now or hereafter provided by law during the term of this franchise.

     SECTION VII. The Grantee agrees and binds itself to indemnify, keep and hold the City and its officers, employees and agents free and harmless from liability on account of injury or damage to persons, firms or corporations or property growing out of the erection, installation, maintenance, repair, operation and use of any of the Grantee's property, including but not limited to posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances and appurtenances on the streets, alleys and other public places of the City, and to maintain throughout the term of its franchise, liability insurance in companies acceptable to the City sufficient to cover such indemnification, all in accordance with the provisions of Sec. 7.5-47 of the City Code.

     SECTION VIII. The rights granted to the Grantee by this franchise may be exercised by any successor or successors, assignee or assignees of the Grantee with the consent of the City Council but such successor or successors, assignee or assignees shall be subject to and bound by all of the provisions, terms, conditions and limitations prescribed in Chapter 7.5 of the City Code and this franchise.

     SECTION IX. The rights and privileges granted by this franchise shall continue for a term of fifteen (15) years from the date of franchise agreement unless sooner voluntarily surrendered by the Grantee, with the consent of the City Council, or forfeited, or extended as provided by law. Upon the expiration of the term of this franchise or surrender or forfeiture of the rights and privileges granted by this franchise, the Grantee, if required by the City Council, shall remove all of its property, including but not limited to posts, poles, wires, manholes, ducts, cables, conduits, electrical conductors, fixtures, appliances and appurtenances from the streets, alleys and other public places of the City, and shall repair, restore or replace any street, alley or other public place and any sewer or water, electric, fire alarm, civil defense system, police communication or traffic control facility or tree, or any part thereof, which may be damaged, disturbed or destroyed by or as a direct or indirect result of the removal of such property.

     SECTION X. This franchise and the rights and privileges granted thereby are not exclusive and nothing in this ordinance shall be construed to prevent a grant by the City of a similar franchise and rights and privileges to other persons or corporations.

     SECTION XI. This ordinance shall become effective when the Grantee (a) accepts this franchise and agrees to exercise the rights and privileges granted by this franchise and upon and subject to the terms, provisions, conditions and limitations set forth in this franchise, which acceptance and agreement shall be in writing and in accordance with the terms of Section 7.5-64 and (b) at the same time files with the City the performance bond and security deposit required by Sec. 7.5-47 and Sec. 7.5-48 of the City Code. Such written acceptance and bond shall be filed as provided in this section before the 3rd day of June, 1983.

                                                                      EXHIBIT D,
                                                                         PAGE 1

                [UNITED STATES FIDELITY GUARANTY COMPANY LOGO]


                               PERFORMANCE BOND


               Approved by the American Institute of Architects

              A.I.A. Document No. A-311 (February 1970 Edition)


                                           BOND NUMBER
                                                      --------------------------

KNOW ALL MEN BY THESE PRESENTS:

   That   Cablevision of Manassas Park, Inc.
        ------------------------------------------------------------------------

                                                                   as Principal,
------------------------------------------------------------------
hereinafter called Contractor, and UNITED STATES FIDELITY AND GUARANTY COMPANY, a corporation organized and existing under the laws of the State of Maryland, Baltimore, Maryland, as Surety, hereinafter called Surety, are held and firmly
bound unto     City of Manassas Park, Va.
           ---------------------------------------------------------------------
as Obligee, hereinafter called Owner, in the amount of    One hundred thousand
                                                          ----------------------
& 00/100------------------------------------Dollars   ($  100,000.00--), for
--------------------------------------------       --------------------
the payment whereof Contractor and Surety bind themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

   WHEREAS, Contractor has by written agreement dated   4/15/83      19    ,
                                                      ---------------  ----
entered into a contract with Owner for construction and operation of cable television system in accordance with drawings and specifications prepared by

-----------------------------------------------, which contract is by reference
  (Here insert full name, title and address)

made a part hereof, and is hereinafter referred to as the Contract.

   NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION is such that, if Contractor shall promptly and faithfully perform said Contract, then this obligation shall be null and void; otherwise it shall remain in full force and effect.

   The Surety hereby waives notice of any alteration or extension of time made by the Owner.

   Whenever Contractor shall be, and declared by Owner to be in default under the Contract, the Owner having performed Owner's obligations thereunder, the Surety may promptly remedy the default, or shall promptly
   (1) Complete the Contract in accordance with its terms and conditions, or
   (2) Obtain a bid or bids for completing the Contract in accordance with its terms and conditions, and upon determination by Surety of the lowest responsible bidder, or, if the Owner elects, upon determination by the Owner and the Surety jointly of the lowest responsible bidder, arrange for a contract between such bidder and Owner, and make available as Work progresses (even though there should be a default or a succession of defaults under the contract or contracts of completion arranged under this paragraph) sufficient funds to pay the cost of completion less the balance of the contract price; but not exceeding, including other costs and damages for which the Surety may be liable hereunder, the amount set forth in the first paragraph hereof. The term "balance of the contract price," as used in this paragraph, shall mean the total amount payable by Owner to Contractor under the Contract and any amendments thereto, less the amount properly paid by Owner to Contractor.

   Any suit under this bond must be instituted before the expiration of two (2) years from the date on which final payment under the Contract falls due.

   No right of action shall accrue on this bond to or for the use of any person or corporation other than the Owner named herein or the heirs, executors, administrators or successors of the Owner.

   Signed and sealed this     15        day of    April               , 1983
                         ---------------      ------------------------    ----

                                              CABLEVISION OF MANASSAS PARK, INC.
                                              ----------------------------------

In the presence of:

          /s/ DANIEL E. SMITH                 By  /s/ R. CALVIN SUTLIFF   (Seal)
--------------------------------------------     -------------------------------
                  (Witness)                                            Principal
                                                    UNITED STATES FIDELITY AND
                                                         GUARANTY COMPANY

          /s/ LENO E. KINGTON                 By  /s/ YANCEY E. LOVELACE  (Seal)
--------------------------------------------     -------------------------------
                  (Witness)                           YANCEY E. LOVELACE

                                                                      EXHIBIT D,
                                                                          Page 2
                                 CERTIFIED COPY

                           GENERAL POWER OF ATTORNEY

                                   No. 90191

KNOW ALL MEN BY THESE PRESENTS

    That UNITED STATES FIDELITY AND GUARANTY COMPANY, a corporation organized and existing under the laws of the State of Maryland, and having its principal office at the City of Baltimore, in the State of Maryland, does hereby constitute and appoint

                                Yancey Lovelace

of the City of Brewton, State of Alabama, its true and lawful attorney in and for the State of Alabama for the following purposes, to wit:

    To sign its name as surety to, and to execute, seal and acknowledge any and all bonds, and to respectively do and perform any and all acts and things set forth in the resolution of the Board of Directors of the said UNITED STATES FIDELITY AND GUARANTY COMPANY, a certified copy of which is hereto annexed and made a part of this Power of Attorney; and the said UNITED STATES FIDELITY AND GUARANTY COMPANY, through us, its Board of Directors, hereby ratifies and confirms all and whatsoever the said

                                Yancey Lovelace

may lawfully do in the premises by virtue of these presents.

    In Witness Whereof, the said UNITED STATES FIDELITY AND GUARANTY COMPANY has caused this instrument to be sealed with its corporate seal, duly attested by the signatures of its Vice-President and Assistant Secretary, this 4th day of January, A.D. 1980

                                            UNITED STATES FIDELITY AND GUARANTY
                                            COMPANY


                                  (Signed)  By     /s/  JOHN HAMILTON
                                               ---------------------------------
                                                      Vice-President.
(SEAL)

                                  (Signed)  By   /s/  WILLIAM J. PHELAN
                                               ---------------------------------
                                                    Assistant Secretary.
STATE OF MARYLAND,
                          ss:
BALTIMORE CITY,

    On this 4th day of January, A.D. 1980, before me personally came JOHN HAMILTON, Vice-President of the UNITED STATES FIDELITY AND GUARANTY COMPANY and WILLIAM J. PHELAN, Assistant Secretary of said Company, with both of whom I am personally acquainted, who being by me severally duly sworn, said that they, the said JOHN HAMILTON and WILLIAM J. PHELAN were respectively the Vice-President and the Assistant Secretary of the said UNITED STATES FIDELITY AND GUARANTY COMPANY, the corporation described in and which executed the foregoing Power of Attorney; that they each knew the seal of said corporation; that the seal affixed to said Power of Attorney was such corporate seal, that it was so fixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order as Vice-President and Assistant Secretary, respectively, of the Company.

    My commission expires the first day in July, A.D. 1982

(SEAL)
                                (Signed)         /s/  MARGARET M. HURST
                                              ----------------------------------
                                                       Notary Public.
STATE OF MARYLAND,
                          ss:
BALTIMORE CITY,

    I, WILLIAM ALLEN, Clerk of the Superior Court of Baltimore City, which Court is a Court of Record, and has a seal, do hereby certify that MARGARET M. HURST, Esquire, before whom the annexed affidavits were made, and who has thereto subscribed his name, was at the time of so doing a Notary Public of the State of Maryland, in and for the City of Baltimore, duly commissioned and sworn and authorized by law to administer oaths and take acknowledgments, or proof of deeds to be recorede therein. I further certify that I am acquainted with the handwriting of the said Notary, and verily believe the signature to be his genuine signature.

    In Testimony Whereof, I hereto set my hand and affix the seal of the Superior Court of Baltimore City, the same being a Court of Record, this 4th day of January, A.D. 1980

(SEAL)
                                (Signed)          /s/  WILLIAM ALLEN
                                            ------------------------------------
                                               Clerk of the Superior Court of
                                                      Baltimore City.

                               INSURANCE BINDER

            THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE SIDE OF THIS FORM

-----------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF AGENCY                                  COMPANY
                                                                      Employers Reinsurance
   Escambia Insurance Agency, Inc.                          -----------------------------------------------------------------------
   P.O. Box 366                                             Effective 12:01 a m            5-3 , 1983
   Brewton, AL 36427                                        *Expires [X] 12:01 am [ ] Noon 5-3 , 1984
                                                            -----------------------------------------------------------------------
                                                            [ ] This binder is issued to extend coverage in the above named company per expiring policy # (except as noted below)
-----------------------------------------------------------------------------------------------------------------------------------
NAME AND MAILING ADDRESS OF INSURED                         Description of Operation/Vehicles/Property

   Cablevision of Manassas Park, Inc. etal                  *until repalced by issued policy
   2367 49th St., N.W.
   Washington, D.C. 20007

===================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
      Type and Location of Property                  Coverage/Perils/Forms    Amt of Insurance      Ded.       Coins.
                                                                                                                 %
----------------------------------------------------------------------------------------------------------------------------------
P
R
O
P
E
R
T
Y
----------------------------------------------------------------------------------------------------------------------------------
       Type of Insurance                                    Coverage/Forms                      Limits of Liability
                                                                                 -------------------------------------------------
                                                                                                      Each Occurrence    Aggregate
L    -----------------------------------------------------------------------------------------------------------------------------
I
A    [ ] Scheduled Form   [ ] Comprehensive Form                                 Bodily Injury        $                  $
B            [ ] Premises/Operations                                             Property
I            [ ] Products/Completed Operations                                   Damage               $                  $
L            [ ] Contractual                                                     -------------------------------------------------
I    [ ] Other (specify below)                                                   Bodily Injury &
T    [ ] Med. Pay.      $        Per     $      Per                              Property Damage
Y    [ ] Personal Injury         Person         Accident                         Combined           $                  $
                                                                                 ------------------------------------------------
                                                          [ ] A   [ ] B   [ ] C          Personal Injury               $
---------------------------------------------------------------------------------------------------------------------------------
A                                                                                              Limits of Liability
U                                                                                ------------------------------------------------
T    [ ] Liability  [ ] Non-owned  [ ] Hired                                     Bodily Injury (Each Person)             $
O    [ ] Comprehensive-Deductible  $                                             Bodily Injury (Each Accident)           $
M    [ ] Collision-Deductible      $                                             ------------------------------------------------
O    [ ] Medical Payments          $                                             Property Damage                         $
B    [ ] Uninsured Motorist        $                                             ------------------------------------------------
I    [ ] No Fault (specify):                                                     Bodily Injury & Property Damage
L    [ ] Other (specify):                                                                 Combined                       $
E
----------------------------------------------------------------------------------------------------------------------------------
    [ ] WORKERS' COMPENSATION - Statutory Limits (specify states below)       [ ] EMPLOYERS' LIABILITY - Limit           $
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL CONDITIONS/OTHER COVERAGES

        Libel & Allied Torts
        $1,000,000 Limit  1,000 Retention
        Annual Premium:  $627 Minimum & Deposit

==================================================================================================================================
NAME AND ADDRESS OF [ ] MORTGAGEE    [ ] LOSS PAYEE    [ ] ADD'L INSURED         CRC INSURANCE WHOLESALERS
                                                                                 P. O. BOX 7673A
                                                ------------------------         Birmingham, AL 35253
                                                     LOAN NUMBER

                                                                                 /s/ [ILLEGIBLE]                            5/3/83
                                                                                 --------------------------------------     ------
                                                                                 Signature of Authorized Representative      Date
------------------------------------------------------------------------

                           CERTIFICATE OF INSURANCE

   THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO
                      RIGHTS UPON THE CERTIFICATE HOLDER.
 THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
                            POLICIES LISTED BELOW.
-------------------------------------------------------------------------------
NAME AND ADDRESS OF AGENCY          COMPANIES AFFORDING COVERAGES
                                    -------------------------------------------
   Escambia Insurance Agency        COMPANY
   P. O. Box 366                    LETTER  A  Bituminous Casualty Corp.
   Newton, Al. 36427                -------------------------------------------
                                    COMPANY
                                    LETTER  B  Employers Reinsurance
-------------------------------------------------------------------------------
NAME AND ADDRESS OF INSURED         COMPANY
                                    LETTER  C
   Cablevision of Manassas Park     -------------------------------------------
   c/o R. Calvin Sutliff            COMPANY
   2367 49th St. NW                 LETTER  D
   Washington, D. C. 20007          -------------------------------------------
                                    COMPANY
                                    LETTER  E
-------------------------------------------------------------------------------
This is to certify that policies of insurance listed below have been issued to the insured named above and are in force at this time. Notwithstanding any requirement, term or condition of any contract or other document with respect to which this certificate may be issued or may pertain, the insurance afforded by the policies described herein is subject to all the terms, exclusions and conditions of such policies.
-------------------------------------------------------------------------------

                                                                            LIMITS OF LIABILITY IN THOUSANDS (000)
                                                                           -----------------------------------------
COMPANY                                                    POLICY                              EACH
LETTER      TYPE OF INSURANCE           POLICY NUMBER    EXPIRATION DATE                     OCCURRENCE    AGGREGATE
--------------------------------------------------------------------------------------------------------------------
            GENERAL LIABILITY
                                                                           BODILY INJURY      $            $
  A         [X] COMPREHENSIVE FORM      Being Issued        4/15/84
            [X] PREMISES-OPERATIONS                                        PROPERTY DAMAGE    $            $
            [ ] EXPLOSION AND
                  COLLAPSE HAZARD                                          -----------------------------------------
            [X] UNDERGROUND HAZARD                                         BODILY INJURY AND
            [X] PRODUCTS/COMPLETED                                         PROPERTY DAMAGE    $  500       $  500
                  OPERATIONS HAZARD                                        COMBINED
            [X] CONTRACTUAL INSURANCE                                      -----------------------------------------
            [X] BROAD FORM PROPERTY                                        PERSONAL INJURY                 $  500
                  DAMAGE
            [X] INDEPENDENT CONTRACTORS
            [X] PERSONAL INJURY
--------------------------------------------------------------------------------------------------------------------
            AUTOMOBILE LIABILITY                                           BODILY INJURY      $
                                                                           (EACH PERSON)
  A         [ ] COMPREHENSIVE FORM      Being Issued        4/15/84
            [ ] OWNED                                                      BODILY INJURY      $
            [ ] HIRED                                                      (EACH ACCIDENT)
            [X] NON-OWNED                                                  -----------------------------------------
                                                                           PROPERTY DAMAGE    $
                                                                           -----------------------------------------
                                                                           BODILY INJURY AND
                                                                           PROPERTY DAMAGE    $  500
                                                                           COMBINED
--------------------------------------------------------------------------------------------------------------------
            EXCESS LIABILITY
                                                                           BODILY INJURY AND
  A         [X] UMBRELLA FORM           Being Issued        4/15/84        PROPERTY DAMAGE    $ 2,000      $ 2,000
            [ ] OTHER THAN                                                    COMBINED
                UMBRELLA FORM
--------------------------------------------------------------------------------------------------------------------
            WORKERS' COMPENSATION                                          STATUTORY
  A                 AND                 Being Issued        4/15/84
            EMPLOYERS' LIABILITY                                                              $100,  (EACH ACCIDENT)
--------------------------------------------------------------------------------------------------------------------
                   OTHER

  B         Copyright Infringement      Being Issued        5/3/84          $ 1,000,
====================================================================================================================
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES

        30 Days Notice of Cancellation or Non-Renewal
        Additional Insured: City of Manassas Park, Va.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CANCELLATION:   Should any of the above described policies be cancelled before the expiration date thereof, the issuing company will endeavor to mail 30 days written notice to the below named certificate holder, but failure to mail such notice shall impose no obligation or liability of any kind upon the company.

---------------------------------------   DATE ISSUED:    6/3/83
NAME AND ADDRESS OF CERTIFICATE HOLDER:               ------------------------
                                             ESCAMBIA INSURANCE AGENCY, INC.
 City of Manassas Park
 Manassas Park, Virginia                     /s/ YANCEY E. LOVELACE
                                            ---------------------------------
                                                 AUTHORIZED REPRESENTATIVE
                                                 Yancey E. Lovelace
---------------------------------------

                        PASSED THIS 3 day of May, 1983.

                                               /s/  ERNEST L. EVANS
                                         -----------------------------------
                                               Ernest L. Evans, Mayor
                                                City of Manassas Park

ATTEST:

 /s/  LANA A. CONNER
--------------------------------
Clerk of Council

True Certified Copy
    /s/  LANA A. CONNER
--------------------------------
       Lana A. Conner
         City Clerk

                               COPY OF RESOLUTION
                            ------------------------

     THAT WHEREAS, it is necessary for the effectual transaction of business that this Company appoint agents and attorneys with power and authority to act for it and in its name in States other than Maryland, and in the Territories of the United States and in the Provinces of the Dominion of Canada and in the Colony of Newfoundland.

     THEREFORE, BE IT RESOLVED, that this Company do, and it hereby does, authorize and empower its President or either of its Vice-Presidents in conjunction with its Secretary or one of its Assistant Secretaries, under its corporate seal, to appoint any person or persons as attorney or attorneys-in-fact, or agent or agents of said Company, in its name and as its act, to execute and deliver any and all contracts guaranteeing the fidelity of persons holding positions of public or private trust, guaranteeing the performances of contracts other than insurance policies and executing or guaranteeing bonds and undertakings, required or permitted in all actions or proceedings, or by law allowed, and

     ALSO, in its name and as its attorney or attorneys-in-fact, or agent or agents to execute and guarantee the conditions of any and all bonds, recognizances, obligations, stipulations, undertakings or anything in the nature of either of the same, which are or may by law, municipal or otherwise, or by any Statute of the United States or of any State or Territory of the United States or of the Provinces of the Dominion of Canada or of the Colony of Newfoundland, or by the rules, regulations, orders, customs, practice or discretion of any board, body, organization, office or officer, local, municipal or otherwise, be allowed, required or permitted to be executed, made, taken, given, tendered, accepted, filed or recorded for the security or protection of, by or for any person or persons, corporation, body, office, interest, municipality or other association or organization whatsoever, in any and all capacities whatsoever, conditioned for the doing or not doing of anything or any conditions which may be provided for in any such bond, recognizance, obligation, stipulation, or undertaking, or anything in the nature of either of the same.

     I, T. Hartley Marshall, an Assistant Secretary of the UNITED STATES FIDELITY AND GUARANTY COMPANY, do hereby certify that the foregoing is a full, true and correct copy of the original power of attorney given by said Company to

                                Yancey Lovelace

of Brewton, Alabama, authorizing and empowering him to sign bonds as therein set forth, which power of attorney has never been revoked and is still in full force and effect.

     And I do further certify that said Power of Attorney was given in pursuance of a resolution adopted at a regular meeting of the Board of Directors of said Company, duly called and held at the office of the Company in the City of Baltimore, on the 11th day of July, 1910, at which meeting a quorum of the Board of Directors was present, and that the foregoing is a true and correct copy of said resolution, and the whole thereof as recorded in the minutes of said meeting.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and the seal of the UNITED STATES FIDELITY AND GUARANTY COMPANY on 4/15/83.

                                                /s/  T. HARTLEY MARSHALL
                                              ---------------------------------
                                                    Assistant Secretary.